SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐Definitive Information Statement

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

45 Ludlow Street, Suite 602

Yonkers, New York 10705

INFORMATION STATEMENT

September 7, 2006

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.10 per share (the “Common Stock”), of Comprehensive Healthcare Solutions, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about September 7, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 9,028,518 shares representing approximately 56% of the 16,055,470 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Amended Articles of Incorporation of the Company (the “Amendment”), pursuant to which the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be increased to (i) one hundred fifty million (150,000,000) shares of common stock at par value of $0.01.

On September 7, 2006, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on September 7, 2006 in accordance with the Delaware Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Amendment to the Company’s Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time shall be (i) one hundred fifty million (150,000,000) shares of common stock at par value of $0.01 with no preemptive rights. The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 18, 2006, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 25, 2006 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-QSB for the quarters ended May 31, 2006, November 30, 2005; and August 31, 2005; and
2.	Annual Report on Form 10-KSB for the year ended February 28, 2006.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, September 7, 2006, the Company had 16,055,470 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On September 7, 2006, the holders of 9,028,518 shares (or approximately 56% of the 16,055,470 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the Company’s common stock owned on September 7, 2006 by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock:

Title Of Class Owner	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Class	Percent of Class

Common	Carlyn A. Barr(1) 13-44 Henrietta Court Fair Lawn, NJ 07410	3,437,026	17.67%

Common	Park Avenue Health Care Management One North Lexington Avenue White Plains, New York 10601	1,200,000	7.47%

Common	Dr. Frank J. Castanaro 71 Bradford Boulevard Yonkers, NY 10710	1,033,000	5.57%

(1)	Carlyn A. Barr is the wife of John H. Treglia. John Treglia has disavowed any interest in the shares of common stock owned by Ms. Barr.

Security Ownership of Management

The following table sets forth certain information regarding the Company’s common stock owned on September 7, 2006 by the Company’s executive officers and directors:

Title Of Class Owner	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Class (1)	Percent of Class

Common	John H. Treglia 13-44 Henrietta Court Fair Lawn, NJ 07410	0	0

Common	Dr. Frank J. Castanaro 71 Bradford Boulevard Yonkers, NY 10710	1,033,000	5.57%

Common	All directors and officers as a group (2 persons)	733,000	5.57%

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

PROPOSAL 1

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK FROM 20,000,000 TO 150,000,000

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be twenty million (20,000,000) shares of Common Stock. On September 7, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize one hundred fifty million (150,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On September 7, 2006, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

Specifically, the increase in authorized shares is necessary based upon financings completed by the Company. The Company will be filing a Form SB-2 registration statement with the SEC to register shares of common stock in accordance with these financings and will need these additional authorized shares for the shares to be issued as part of these financings. In addition, , the general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing 130,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO REDUCE THE PAR VALUE PER SHARE OF THE COMMON STOCK

On September 7, 2006, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to Article Fourth of the Company’s Certificate of Incorporation to decrease the stated par value per share of the common stock of the Company from $0.10 to $0.01.

Purpose and Effect of the Amendment

If Proposal 2 is approved, Article Fourth of the Certificate of Incorporation would be amended by Article 4 of the New Certificate to reduce the stated par value per share of the common stock of the Company from $0.10 to $0.01 and the stated par value per share of the preferred stock of the Company from $1.00 to $0.01. Adoption of Proposal 2 would not affect the rights of the holders of currently outstanding common stock. The Company currently has no preferred stock issued and outstanding.

There are several purposes for the amendment to reduce the par value per share of the common stock from $0.10 to $0.01 and the par value per share of the preferred stock of the Company from $1.00 to $0.01. Management believes that a par value of $0.01 is customary for classes of stock similar to the common stock and the preferred stock. Should the Company determine to issue and sell shares of common stock or preferred stock, a reduced par value may facilitate that sale. A reduced par value for the common stock and preferred stock may result in lower annual franchise taxes assessed to the Company by the Delaware Secretary of State.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 11, 2006.

By Order of the Board of Directors

/s/ John H. Treglia John H. Treglia President, Chief Executive Officer & Director

Exhibit A

STATE OF DELAWARE

CERTIFICATION OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:   That at a meeting of the Board of Directors of Comprehensive Healthcare Solutions, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty million (150,000,000) shares. The par value of each of such shares is one cent ($0.01) dollars. The board of Directors is expressly vested with the authority to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on any shares issued by the corporation.

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Comprehensive Healthcare Solutions, Inc. has caused this certificate to be signed by John H. Treglia, an Authorized Officer, this    day of October, 2006.

By: /s/ John H. Treglia Authorized Officer Title: President Name: John H. Treglia Print or type